ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Inc. Reports Third Quarter 2022 Financial Results

And Raises 2022 Guidance for Adjusted EBITDA

Third Quarter Financial Highlights: (comparisons are year over year)

•
Total revenues increased 37.3% year over year to $405.0 million
•
Construction and Material Handling revenue of $249.7 million and $155.3 million, respectively
•
Product Support revenue increased $29.4 million year over year to $116.1 million
•
Conditions in the Company’s end-user markets remain strong driving continued growth
•
Net income of $4.4 million available to common shareholders compared to a loss of $(0.6) million in 2021
•
Basic and diluted net income per share of $0.14 compared to loss of $(0.02) in 2021
•
Adjusted basic and diluted net income per share* of $0.18 compared to $0.01 in 2021
•
Adjusted EBITDA* grew 39.2% to $44.0 million, compared to $31.6 million in 2021

Livonia, MI. – November 9, 2022 – Alta Equipment Group Inc. (“Alta” or the “Company”) (NYSE: ALTG), a leading provider of premium material handling and construction equipment and related services, today announced financial results for the third quarter ended September 30, 2022.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “We are extremely pleased with our third quarter performance as our financial and operational results continue to reflect our unique position in the market and successful growth initiatives. Total revenues increased 37.3%, or $110.0 million, to $405.0 million. As of the end of the third quarter, we have generated $1.1 billion in total revenue, roughly equal to our total revenue for full-year 2021. Our trajectory for Adjusted EBITDA also continues to grow, up 39.2% versus the year ago quarter and has nearly surpassed 2021 levels on a year-to-date basis. We also continued to achieve GAAP net income this quarter versus a loss a year ago. Our M&A strategy is proving very successful and is significantly contributing to our accelerated growth. Overall, the third quarter continued to reflect the consistency in our business and the stability in our end-user markets.”

Regarding business conditions, Mr. Greenawalt noted, “While certain segments of the economy are slowing, our flexible business model, broad-based market exposure and the breadth of our product portfolio helps protect our business from swings in macro trends as proven by our consistently strong growth thus far this year. Customer sentiment is an indicator we constantly monitor, and it remains positive for the balance of this year and into 2023. On a longer-term basis, we also remain encouraged as several federal initiatives are likely to positively impact the extension of the cycle including the $550 billion infrastructure bill, and the Chips and Inflation Reduction Acts, which support an intensified effort on manufacturing and renewable projects in the United States.”

In conclusion, Mr. Greenawalt commented, “As demonstrated by our financial results and recent transactions, our growth strategy remains very much intact, and the pipeline remains robust. On a trailing twelve-month basis, our acquisitions since the IPO have added $440.0 million in revenue and a significant amount of EBITDA to the enterprise. Our acquisition of Yale Industrial Trucks, Inc., a privately held Yale lift truck dealer with five locations in southeastern Canada, is progressing very well and we have added several new OEMs to expand our product portfolio to further support our customers’ needs. We recently closed our acquisition of Ecoverse Industries, which provides us with the master dealer rights to distribute best-in-class environmental equipment and parts to dealers and customers throughout North America. This immediately positions Alta as an industry leader in the rapidly growing

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

market of eco-friendly waste solutions and material recycling, which we believe represents a significant opportunity for our business.”

Full Year 2022 Financial Guidance:

•
The Company is increasing its guidance range and currently expects to report Adjusted EBITDA between $155 million and $158 million, net of new equipment floorplan interest, for the full year 2022. This is an increase from between $147 million and $152 million, as previously expected.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
	2022	2021	2022 versus 2021		2022	2021	2022 versus 2021
Revenues:
New and used equipment sales	$210.1	$136.8	$73.3	53.6%	$579.0	$392.6	$186.4	47.5%
Parts sales	61.8	44.8	17.0	37.9%	173.5	130.3	43.2	33.2%
Service revenue	54.3	41.9	12.4	29.6%	154.2	123.0	31.2	25.4%
Rental revenue	50.2	41.7	8.5	20.4%	131.5	113.0	18.5	16.4%
Rental equipment sales	28.6	29.8	(1.2)	(4.0)%	105.0	97.6	7.4	7.6%
Total revenues	$405.0	$295.0	$110.0	37.3%	$1,143.2	$856.5	$286.7	33.5%

Cost of revenues:
New and used equipment sales	$176.5	$114.3	$62.2	54.4%	$482.6	$333.3	$149.3	44.8%
Parts sales	40.0	30.5	9.5	31.1%	116.7	89.8	26.9	30.0%
Service revenue	24.3	17.3	7.0	40.5%	66.3	48.2	18.1	37.6%
Rental revenue	5.9	4.6	1.3	28.3%	16.7	15.3	1.4	9.2%
Rental depreciation	25.9	22.2	3.7	16.7%	69.5	62.9	6.6	10.5%
Rental equipment sales	20.8	25.0	(4.2)	(16.8)%	82.6	81.7	0.9	1.1%
Cost of revenues	$293.4	$213.9	$79.5	37.2%	$834.4	$631.2	$203.2	32.2%

Gross profit	$111.6	$81.1	$30.5	37.6%	$308.8	$225.3	$83.5	37.1%

General and administrative expenses	$94.2	$72.4	$21.8	30.1%	$265.9	$208.3	$57.6	27.7%
Depreciation and amortization expense	3.7	2.7	1.0	37.0%	11.6	7.3	4.3	58.9%
Total general and administrative expenses	$97.9	$75.1	$22.8	30.4%	$277.5	$215.6	$61.9	28.7%

Income from operations	$13.7	$6.0	$7.7	128.3%	$31.3	$9.7	$21.6	222.7%

Other (expense) income:
Interest expense, floor plan payable – new equipment	$(0.8)	$(0.4)	$(0.4)	100.0%	$(1.6)	$(1.4)	$(0.2)	14.3%
Interest expense – other	(7.7)	(5.7)	(2.0)	35.1%	(19.8)	(16.5)	(3.3)	20.0%
Other income	0.2	0.2	—	—	0.9	0.3	0.6	200.0%
Loss on extinguishment of debt	—	—	—	NA	—	(11.9)	11.9	(100.0)%
Total other expense	$(8.3)	$(5.9)	$(2.4)	40.7%	$(20.5)	$(29.5)	$9.0	(30.5)%

Income (loss) before taxes	$5.4	$0.1	$5.3	5300.0%	$10.8	$(19.8)	$30.6	(154.5)%

Income tax provision	0.3	—	0.3	100.0%	0.8	0.5	0.3	60.0%
Net income (loss)	$5.1	$0.1	$5.0	5000.0%	$10.0	$(20.3)	$30.3	(149.3)%

Preferred stock dividends	(0.7)	(0.7)	—	—	(2.2)	(1.8)	(0.4)	22.2%
Net income (loss) available to common shareholders	$4.4	$(0.6)	$5.0	(833.3)%	$7.8	$(22.1)	$29.9	(135.3)%

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Recent Business Highlights:

•
On November 1st, the Company closed its previously announced acquisition of Ecoverse Industries, LTD (“Ecoverse”), a full line distributor of industry leading environmental processing equipment headquartered in Avon, Ohio, with 15 sub dealers throughout North America. Ecoverse has exclusive distribution rights to North America for European equipment OEMs, including Doppstadt, Backus, Backers, and Tiger Depackaging products. Increasing size of equipment field population in North America will provide for future parts and service growth opportunity.
•
The Company's Board approved its regular quarterly cash dividend for each of the Company's issued and outstanding shares of common stock. The common stock dividend is $0.057 per share, or approximately $0.23 per share on an annualized basis. The second common stock dividend will be payable on November 30, 2022 to shareholders of record as of November 15, 2022.

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss and answer questions about the Company’s third quarter financial results. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://Investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Third Quarter 2022 Earnings Call and Webcast
Date:	Wednesday, November 9, 2022
Time:	5:00 p.m. Eastern Time
Live call:	(833) 927-1758
International:	(929) 526-1599
Live call access code:	223825
Audio Replay:	(866) 813-9403
Replay access code:	559835
Webcast:	https://events.q4inc.com/attendee/976631672

The audio replay will be archived through November 23, 2022.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 38 years and has developed a branch network that includes over 65 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia, Florida, Ohio, Ontario, and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altaequipment.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 outbreak or future epidemics on our business; federal, state, and local budget uncertainty, especially as it relates to infrastructure projects; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet investments or internal reorganizations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), and Adjusted basic and diluted net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's condensed consolidated balance sheets in accordance with U.S. GAAP. Adjusted net income (loss) is defined as net income (loss) adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income (loss). Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$2.1	$2.3
Accounts receivable, net of allowances of $13.0 and $10.7 as of September 30, 2022 and December 31, 2021, respectively	213.4	182.7
Inventories, net	338.5	239.2
Prepaid expenses and other current assets	27.9	24.4
Total current assets	$581.9	$448.6

Property and equipment, net	367.3	344.5
Operating lease right-of-use assets, net	104.0	102.6
OTHER ASSETS
Goodwill	$53.8	$41.9
Other intangible assets, net	33.0	43.4
Other assets	2.6	1.6
Total other assets	$89.4	$86.9
TOTAL ASSETS	$1,142.6	$982.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Floor plan payable – new equipment	$160.1	$114.2
Floor plan payable – used and rental equipment	50.1	40.6
Current portion of long-term debt	3.6	2.6
Accounts payable	86.1	73.5
Customer deposits	17.9	16.7
Accrued expenses	53.1	39.3
Current operating lease liabilities	17.8	16.2
Current portion of deferred revenue	19.5	15.2
Other current liabilities	7.0	3.9
Total current liabilities	$415.2	$322.2

LONG-TERM LIABILITIES
Line of credit, net	156.3	98.4
Long-term debt, net of current portion	310.8	310.0
Finance lease obligations, net of current portion	13.4	9.0
Deferred revenue, net of current portion	3.9	4.2
Guaranteed purchase obligations, net of current portion	4.1	5.2
Long-term operating lease liabilities, net of current portion	89.4	88.4
Deferred tax liability	6.9	6.9
Other liabilities	1.9	3.6
TOTAL LIABILITIES	$1,001.9	$847.9
CONTINGENCIES - NOTE 12
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at September 30, 2022 and December 31, 2021, respectively	$—	$—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 31,981,843 and 32,363,376 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	219.3	217.4
Treasury stock at cost, 862,182 and 390,000 shares of common stock held at September 30, 2022 and December 31, 2021, respectively	(5.9)	(5.9)
Accumulated deficit	(70.8)	(76.8)
Accumulated other comprehensive income (loss)	(1.9)	—
TOTAL STOCKHOLDERS’ EQUITY	$140.7	$134.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,142.6	$982.6

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share amounts)	2022	2021	2022	2021
Revenues:
New and used equipment sales	$210.1	$136.8	$579.0	$392.6
Parts sales	61.8	44.8	173.5	130.3
Service revenue	54.3	41.9	154.2	123.0
Rental revenue	50.2	41.7	131.5	113.0
Rental equipment sales	28.6	29.8	105.0	97.6
Total revenues	$405.0	$295.0	$1,143.2	$856.5
Cost of revenues:
New and used equipment sales	$176.5	$114.3	$482.6	$333.3
Parts sales	40.0	30.5	116.7	89.8
Service revenue	24.3	17.3	66.3	48.2
Rental revenue	5.9	4.6	16.7	15.3
Rental depreciation	25.9	22.2	69.5	62.9
Rental equipment sales	20.8	25.0	82.6	81.7
Cost of revenues	$293.4	$213.9	$834.4	$631.2
Gross profit	$111.6	$81.1	$308.8	$225.3
General and administrative expenses	$94.2	$72.4	$265.9	$208.3
Depreciation and amortization expense	3.7	2.7	11.6	7.3
Total general and administrative expenses	$97.9	$75.1	$277.5	$215.6
Income from operations	$13.7	$6.0	$31.3	$9.7
Other (expense) income:
Interest expense, floor plan payable – new equipment	$(0.8)	$(0.4)	$(1.6)	$(1.4)
Interest expense – other	(7.7)	(5.7)	(19.8)	(16.5)
Other income	0.2	0.2	0.9	0.3
Loss on extinguishment of debt	—	—	—	(11.9)
Total other expense	$(8.3)	$(5.9)	$(20.5)	$(29.5)
Income (loss) before taxes	$5.4	$0.1	$10.8	$(19.8)
Income tax provision	0.3	—	0.8	0.5
Net income (loss)	$5.1	$0.1	$10.0	$(20.3)
Preferred stock dividends	(0.7)	(0.7)	(2.2)	(1.8)
Net income (loss) available to common shareholders	$4.4	$(0.6)	$7.8	$(22.1)
Basic income (loss) per share	$0.14	$(0.02)	$0.24	$(0.70)
Diluted income (loss) per share	$0.14	$(0.02)	$0.24	$(0.70)
Basic weighted average common shares outstanding	31,981,843	32,363,376	32,091,353	31,484,906
Diluted weighted average common shares outstanding	32,138,952	32,363,376	32,290,127	31,484,906

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(amounts in millions)	2022	2021
OPERATING ACTIVITIES
Net income (loss)	$10.0	$(20.3)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	81.1	70.2
Amortization of debt discount and debt issuance costs	1.3	1.3
Imputed interest	0.2	0.2
Gain on sale of property and equipment	(0.2)	—
Gain on sale of rental equipment	(22.6)	(15.9)
Provision for inventory obsolescence	2.5	0.9
Provision for bad debt	4.0	3.4
Loss on debt extinguishment	—	11.9
Share-based compensation expense	1.9	0.9
Changes in deferred income taxes	—	0.5
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(24.8)	(33.0)
Inventories	(200.8)	(114.0)
Proceeds from sale of rental equipment	105.1	97.6
Prepaid expenses and other assets	(4.3)	(8.1)
Manufacturers floor plans payable	37.8	(5.9)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	30.5	17.2
Leases, deferred revenue, and other liabilities	(3.4)	(0.8)
Net cash provided by operating activities	$18.3	$6.1
INVESTING ACTIVITIES
Expenditures for rental equipment	$(39.9)	$(30.9)
Expenditures for property and equipment	(6.9)	(7.0)
Proceeds from sale of property and equipment	0.7	1.4
Expenditures for guaranteed purchase obligations	0.8	(1.5)
Expenditures for acquisitions, net of cash acquired	(40.4)	(3.9)
Net cash used in investing activities	$(85.7)	$(41.9)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	$—	$(1.5)
Extinguishment of long-term debt	—	(153.1)
Proceeds from line of credit and long-term borrowings	242.3	552.7
Principal payments on line of credit, long-term debt, and finance lease obligations	(187.3)	(357.9)
Proceeds from floor plan payable with unaffiliated source	98.8	72.8
Payments on floor plan payable with unaffiliated source	(81.3)	(74.4)
Preferred stock dividends paid	(2.2)	(1.8)
Common stock dividends paid and declared	(1.8)	—
Payment of promissory note	—	(1.0)
Other financing activities	(1.2)	—
Net cash provided by financing activities	$67.3	$35.8

Effect of exchange rate changes on cash	(0.1)	—

NET CHANGE IN CASH	(0.2)	0.0

Cash, Beginning of year	2.3	1.2
Cash, End of period	$2.1	$1.2
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet within property and equipment	$101.0	$133.2
Supplemental disclosures of cash flow information
Cash paid for interest	$15.2	$9.4

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	September 30,	December 31,
Debt and Floor Plan Payables Analysis (in millions)	2022	2021
High yield notes	$315.0	$315.0
Line of credit	158.4	100.7
Floor plan payable – new equipment	160.1	114.2
Floor plan payable – used and rental equipment	50.1	40.6
Finance lease obligations	17.0	11.6
Total debt	$700.6	$582.1
Adjustments:
Floor plan payable – new equipment	(160.1)	(114.2)
Cash	(2.1)	(2.3)
Adjusted Total Net Debt and Floor Plan Payables (1)	$538.4	$465.6

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions)	2022	2021	2022	2021
Net income (loss) available to common shareholders	$4.4	$(0.6)	$7.8	$(22.1)
Depreciation and amortization	29.6	24.9	81.1	70.2
Interest expense	8.5	6.1	21.4	17.9
Income tax provision	0.3	—	0.8	0.5
EBITDA (1)	$42.8	$30.4	$111.1	$66.5
Transaction costs (2)	0.1	(0.1)	0.2	1.0
Loan administration fees (3)	0.1	0.1	0.1	0.3
Non-cash adjustments (4)	—	—	—	0.5
Share-based incentives (5)	0.8	0.4	1.9	0.9
Other expenses (6)	0.3	0.5	1.5	1.6
Preferred stock dividend (7)	0.7	0.7	2.2	1.8
Showroom-ready equipment interest expense (8)	(0.8)	(0.4)	(1.6)	(1.4)
Loss on debt extinguishment (9)	—	—	—	11.9
Adjusted EBITDA (1)	$44.0	$31.6	$115.4	$83.1
Pro forma EBITDA—acquisitions (10)	0.8	6.1	5.6	18.6
Adjusted pro forma EBITDA (1)	$44.8	$37.7	$121.0	$101.7

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share amounts)	2022	2021	2022	2021
Net income (loss) available to common shareholders	$4.4	$(0.6)	$7.8	$(22.1)
Transaction costs (2)	0.1	(0.1)	0.2	1.0
Loan administration fees (3)	0.1	0.1	0.1	0.3
Non-cash adjustments (4)	—	—	—	0.5
Share-based incentives (5)	0.8	0.4	1.9	0.9
Other expenses (6)	0.3	0.5	1.5	1.6
Loss on debt extinguishment (9)	—	—	—	11.9
Adjusted net income (loss) available to common stockholders (1)	$5.7	$0.3	$11.5	$(5.9)
Adjusted basic net income (loss) per share (1)	$0.18	$0.01	$0.36	$(0.19)
Adjusted diluted net income (loss) per share (1)	$0.18	$0.01	$0.36	$(0.19)
Basic weighted average common shares outstanding	31,981,843	32,363,376	32,091,353	31,484,906
Diluted weighted average common shares outstanding	32,138,952	32,520,401	32,290,127	31,484,906

(1) Represents Non-GAAP measure

(2) Includes expenses related to the acquisitions and capital raising activities

(3) Debt administration fees associated with debt refinancing activities

(4) Non-cash adjustments related to straight-line of rent expenses

(5) Reflects equity-based compensation expenses

(6) Other non-recurring expenses inclusive of severance payments, legal, and consulting costs

(7) Expenses related to preferred stock dividend payments

(8) Represents interest expense associated with showroom-ready new equipment interest included in total interest expense above

(9) Represents debt extinguishment expenses related to debt modification in Q2 2021

(10) Pro forma EBITDA of acquisitions completed in 2021 and forward, assuming each was acquired as of January 1, 2021

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE